UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 17th Street, Suite 1300

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 228-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 16, 2008, the registrant issued a press release announcing its financial results for its second quarter 2008, which press release is attached hereto as Exhibit 99.1.

Also on September 16, 2008, the registrant held a conference call to discuss its financial results for the second quarter 2008. The transcript of that conference call is attached hereto as Exhibit 99.2.

The information contained in Item 2.02 of this report and exhibits 99.1 and 99.2 attached hereto are furnished solely pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2008, the Board of Directors of the registrant appointed Todd Edebohls as a director. Mr. Edebohls replaced Edward Ulbrich, who resigned from the Board of Directors, effective September 16, 2008, in order to devote more time to his other endeavors. In addition, the Board of Directors appointed Mr. Edebohls as Chairman of the Board and appointed John C. Textor as Vice Chairman.

On September 17, 2008, the Board of Directors appointed Blaine MacDougald as a director, replacing Lauren Krueger, who resigned from the Board of Directors effective September 17, 2008. Both Mr. MacDougald and Ms. Krueger are employees of D. E. Shaw & Co., L.P. An affiliate of D. E. Shaw & Co., L.P. owns a majority of The Parent Company’s common stock. Mr. MacDougald will replace Ms. Krueger as a member of the Board of Directors’ Nominating Committee and Compensation Committee.

Mr. Edebohls was employed by Amazon.com, Inc., an Internet retailer (Nasdaq: AMZN) from 1999 until 2007 where he was Director of Business Development and Sales. He is also a founder and Managing Partner of Inside Jobs, a consumer-focused Internet start-up.

Blaine MacDougald is a member of the credit-related opportunities unit of D. E. Shaw & Co., L.P., a New York-based investment firm. He currently serves on the board of directors of Schuff International, Inc. and on the boards of certain privately held portfolio companies. Prior to joining the D. E. Shaw group in 2006, he was an associate in the leveraged finance group of RBC Capital Markets. Mr. MacDougald is a CFA Charterholder and earned his B.Sc in mechanical engineering with First Class Honors from Queen’s University in Canada.

In connection with Mr. Edebohls’ appointment as Chairman, he entered into a Services Agreement with the registrant dated September 15, 2008, pursuant to which he will devote at least 20% of his business time to assist the registrant with business development and strategic direction. Mr. Edebohls will be paid compensation of $150,000 annually. The Services Agreement has a term of 12 months. In connection with the Services Agreement, Mr. Edebohls received a grant of 150,000 restricted shares of the registrant’s common stock, which shares will vest over the next twelve months.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit

99.1	Press Release titled “The Parent Company Reports Second Quarter Financial Results” dated September 16, 2008.

99.2	Transcript of Conference Call held by The Parent Company on September 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

September 22, 2008	By:	/s/ Barry Hollingsworth
Name: Barry Hollingsworth
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release titled “The Parent Company Reports Second Quarter Financial Results” dated September 16, 2008.

99.2	Transcript of Conference Call held by The Parent Company on September 16, 2008.